As filed with the Securities and Exchange Commission on November 26, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTH COAST ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	34-1594000

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1993 Case Parkway
Twinsburg, Ohio 44087-2343
(Address of Principal Executive Offices, including Zip Code)

NORTH COAST ENERGY, INC. 1999 EMPLOYEE STOCK OPTION PLAN

(Full Title of the Plan)

With a copy to:

Dean A. Swift Secretary and General Counsel North Coast Energy, Inc. 1993 Case Parkway Twinsburg, Ohio 44087-2343 (330) 425-2330	Michael D. Phillips, Esq. Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114 (216) 622-8200

(Name, address and telephone number, including area code, of agents for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering
to be Registered	Registered	Share (1)	Price (1)	Amount of Registration Fee

Common Shares, $0.01 par value	400,000 (2)	$12.23	$4,892,000	$395.76

(1)	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares of North Coast Energy, Inc. reported on the Nasdaq National Stock Market on November 24, 2003, within 5 business days prior to filing.

(2)	The 400,000 Common Shares being registered are issuable upon exercise of options to be granted pursuant to the North Coast Energy, Inc. 1999 Employee Stock Option Plan (as amended).

      This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement of North Coast Energy, Inc. (the “Registrant”) on Form S-8 (Commission File No. 333-43602), including all exhibits attached thereto, registering 400,000 Common Shares for issuance under the Registrant’s 1999 Employee Stock Option Plan, as amended, are hereby incorporated by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      As specified by Rule 428(b)(1) of the Securities Act of 1933, documents containing the information specified in Part I of this Registration Statement will be sent or given to each person who holds outstanding options issued under the Registrant’s employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents of the Registrant, previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

2.	The Registrant’s Current Reports on Form 8-K, dated April 22, 2003, May 8, 2003, August 6, 2003, September 3, 2003, and November 6, 2003;

3.	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and

4.	The description of the Common Shares contained in the Registrant’s Form 8-A filed with the Commission on April 6, 1993 (Commission File No. 000-18691), and any amendments and reports filed for the purpose of updating that description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

      Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this

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Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

      See the Exhibit Index at Page E-1 of this Registration Statement.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Twinsburg, State of Ohio, this 25th day of November, 2003.

NORTH COAST ENERGY, INC.

By: /s/ Gordon O. Yonel Gordon O. Yonel President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 25th day of November, 2003.

Signature	Title	Date

/s/ Gordon O. Yonel	President, Chief Executive Officer and Director
	(Principal Executive Officer)	November 25, 2003
Gordon O. Yonel

/s/ Dale E. Stitt	Chief Financial Officer and Treasurer
	(Principal Financial and Accounting Officer)	November 25, 2003
Dale E. Stitt

Director
Joop G. Drechsel

/s/ Cok van der Horst	Director	November 25, 2003
Cok van der Horst

/s/ G. Pieter Jöbsis	Director	November 25, 2003
G. Pieter Jöbsis

Director
Ron L. Langenkamp

/s/ Garry Regan	Director	November 25, 2003
Garry Regan

/s/ Joe K. Ward	Director	November 25, 2003
Joe K. Ward

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, dated August 30, 1988 (A)

4.2	North Coast Energy, Inc. 1999 Employee Stock Option Plan, as amended (B)

5.1	Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being registered

23.1	Consent of Hausser + Taylor LLC

23.2	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1)

(A)	Incorporated herein by reference to the appropriate exhibit to the Registrant’s Annual Report on Form 10-K, dated March 26, 2003 (Commission File No. 001-11029).

(B)	Incorporated herein by reference to Exhibit 10.40 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (Commission File No. 1-11028).

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